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                                                                     EXHIBIT 5.1



                 [LETTERHEAD OF SMITH, GAMBRELL & RUSSELL, LLP]



                                 June 11, 1999


Board of Directors
P.A.M. Transportation Services, Inc.
P.O. Box 188
Highway 412 West
Tontitown, Arkansas  72770

                  RE:      P.A.M. Transportation Services, Inc.
                           Registration Statement on Form S-8
                           400,000 Shares of Common Stock
                           1995 Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel for P.A.M. Transportation Services, Inc. (the "Company") in connection with the registration of 400,000 shares of its $.01 par value Common Stock (the "Shares") reserved to the Company's 1995 Stock Option Plan, as Amended and Restated (the "Plan") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), covering the Shares.

In connection therewith, we have examined the following:

(1) The Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware;

(2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

(3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

(4) Certificate of Good Standing with respect to the Company, issued by the Secretary of State of the State of Delaware; and



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Board of Directors
P.A.M. Transportation Services, Inc.
June 11, 1999
Page 2


(5)      The Registration Statement, including all exhibits thereto.

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

(A) The Company has been duly incorporated under the laws of the State of Delaware and is validly existing under the laws of that state.

(B) The Shares covered by the Registration Statement have been legally authorized by the Company and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Sincerely,

                                   SMITH, GAMBRELL & RUSSELL, LLP


                                   /s/ Robert T. Molinet
                                   -----------------------------
                                   Robert T. Molinet




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